UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 3, 2006

IOMEGA CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware 1-12333 86-0385884
(State or Other Jurisdiction (Commission (IRS Employer
of Incorporation) File Number) Identification No.)

10955 Vista Sorrento Parkway, San Diego, CA 92130 (Address of Principal Executive Offices) (Zip Code)

(858) 314-7000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry Into a Material Definitive Agreement

On March 3, 2006, Iomega Corporation (“Iomega”) entered into an amended employment agreement with Thomas D. Kampfer in connection with his appointment as President and Chief Operating Officer, retroactive to February 23, 2006. The amendment provides that Mr. Kampfer will receive an annual base salary of $355,000. In addition, he will be eligible to participate in the Iomega Incentive Bonus Program with an annual incentive target equal to 75% of his annual base salary. For fiscal 2006, he will receive a guaranteed target bonus, which will be reduced by $50,000 paid to him in 2006 as a retention bonus. He was also granted an option to purchase 125,000 shares of Iomega common stock. In the event Mr. Kampfer’s employment is terminated without cause, he will be entitled to a severance payment equal to twelve (12) months of his then base salary, his target bonus for the year in which the employment termination occurs (prorated for the portion of the year he actually worked), and a payment equal to the cost to continue comparable health benefits for a period of twelve months.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 9, 2006

IOMEGA CORPORATION
(Registrant)

By: /s/ Thomas D. Kampfer Thomas D. Kampfer
President, Chief Operating Officer and
Interim Chief Financial Officer

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